                                     EXHIBIT 2

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN ASTERISK (*)) AND
  FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A
           REQUEST FOR CONFIDENTIAL TREATMENT DATED AUGUST 28, 1998


                      CONVERTIBLE SUBORDINATED NOTE AGREEMENT
                                   BY AND BETWEEN
                                ABBOTT LABORATORIES
                                        AND
                              MICRO THERAPEUTICS, INC.
                            DATED AS OF AUGUST 12, 1998
                                     $5,000,000
               5% CONVERTIBLE SUBORDINATED NOTE, DUE AUGUST 19, 2003


                      CONVERTIBLE SUBORDINATED NOTE AGREEMENT
THIS CONVERTIBLE SUBORDINATED NOTE AGREEMENT (this "Agreement"), entered into as of the 12th day of August 1998, by and between ABBOTT LABORATORIES, an Illinois corporation ("Abbott"), and MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company").

                                      RECITALS

A. Abbott desires to purchase from the Company, and the Company desires to sell to Abbott, a certain 5% Convertible Subordinated Note, due August 19, 2003, in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "Note") convertible into shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), in the form attached hereto as Exhibit A, all as more fully described below, on the terms and conditions set forth herein.

B. The Company and Abbott desire to enter into an Exclusive Distribution Agreement (the "Distribution Agreement") in the form attached hereto as Exhibit B.

C. The Company and Abbott desire to enter into a Credit Agreement (the "Credit Agreement") in the form attached hereto as Exhibit C, which provides that Abbott, as lender, shall loan to the Company, at the Company's sole option, as borrower, an amount not to exceed an aggregate of Five Million Dollars ($5,000,000).

D. The Company desires to grant Abbott a security interest in the intellectual property relating to the Company's peripheral blood clot infusion products pursuant to the Security Agreement in the form attached hereto as Exhibit D.

E. The Company and Abbott desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale of the Note and desire to prescribe certain conditions precedent to such purchase and sale.

F. The Company and Abbott desire to make certain representations, warranties, covenants and agreements in connection with entering into this Agreement and the Credit Agreement and desire to prescribe certain conditions precedent to such agreements.

                                     AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Abbott hereby agree as follows:

1.     DESCRIPTION OF NOTE AND COMMITMENT.

1.1 DESCRIPTION OF NOTE. The Company has authorized the purchase and sale of Five Million Dollars ($5,000,000) aggregate principal amount of the Note to be dated the Closing Date of issue, to bear interest from such date at the rate of five percent (5%) per annum, payable quarterly in arrears on January 31, April 30, July 31 and October 31, each year (commencing October 31, 1998) and at maturity and to bear interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of ten percent (10%) per annum after the date due, whether at maturity or by declaration, acceleration or otherwise, until paid, to be expressed to mature on August 19, 2003, and to be substantially in the form attached hereto as Exhibit A. The Note is not subject to redemption or prepayment. The Note is convertible into Common Stock on the terms and conditions set forth in Section 11 hereof.

1.2 COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations, warranties, covenants and agreements set forth herein, the Company agrees to sell to Abbott, and Abbott agrees to purchase from the Company, the Note in the respective aggregate principal amount as set forth in Exhibit A at a purchase price of one hundred percent (100%) of the principal amount thereof on the Closing Date (as defined herein).

The closing of the purchase and sale of the Note will be made at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, against payment therefor of the purchase price by wire transfer in immediately available funds at 1:00 p.m. Pacific time, August 19, 1998, or such later date as shall mutually be agreed upon by the Company and Abbott (the "Closing Date"). The Note delivered to Abbott on the Closing Date will be delivered to Abbott in the form of a single Note in the form attached hereto as Exhibit A for the full amount of Abbott's purchase.

2.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

2.1 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

"Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

"Agreement" shall mean this Note Agreement.

"Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee thereof.

"Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

"Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California or Chicago, Illinois are authorized or required by law to be closed.

"Closing Date" shall have the meaning specified in Section 1.2 hereof.

"Commission" shall mean the Securities and Exchange Commission, or successor regulatory entity.

"Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

"Company" shall mean Micro Therapeutics, Inc., a Delaware corporation, and any Person who in accordance with the terms of this Agreement succeeds to all, or substantially all, of the assets or business of Micro Therapeutics, Inc.

"Credit Facility Note" shall mean the 5% Convertible Credit Facility Note issued pursuant to the Credit Facility as defined in Section 6.1 hereof.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

"Event of Default" shall have the meaning set forth in Section 9 hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean generally accepted accounting principles at the time in the United States.

"Holder" shall mean the registered holder of the Note, initially Abbott.

"Interest Payment Date" shall mean the Stated Maturity of an installment of interest on the Note.

"Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

"Nasdaq" and "Nasdaq National Market" shall have the meanings specified in
Section 11.4(h) hereof.

"Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

"Preferred Stock" shall mean stock of the Company or a Subsidiary of any class or series ranking prior to any other class or series of stock of the Company or the Subsidiary with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or the Subsidiary.

"Purchased Shares" shall have the meaning specified in Section 11.4(f) hereof.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Stated Maturity," when used with respect to the Note or any installment of interest hereon, shall mean the date specified in the Note as the fixed date on which the principal of the Note or any installment of interest is due and payable.

"Subsidiary" shall mean a corporation, partnership or other entity at least a majority of whose Voting Stock is owned directly or indirectly by the Company.

"Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

2.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

2.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

2.4 LEGAL HOLIDAYS. In any case where any Interest Payment Date or Stated Maturity of the Note or the last date on which Abbott has the right to convert the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES. Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit E (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, the Company and its Subsidiaries represent and warrant to Abbott as of the date hereof as follows:

3.1 SUBSIDIARIES OF THE COMPANY. The Disclosure Schedule states the name of each of the Subsidiaries of the Company, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien.

3.2    CORPORATE ORGANIZATION AND AUTHORITY.  The Company, and each of its
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

3.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share. As of June 30, 1998, Six Million Six Hundred Eighty-Four Thousand Four Hundred Sixty-Seven (6,684,467) shares of the Common Stock were issued and outstanding and no shares of the Preferred Stock were issued and outstanding.

All of the outstanding Common Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of the Common Stock are, and any shares of Common Stock issuable upon conversion of the Note and the Credit Facility Note will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party or is bound.

3.4 EQUITY INVESTMENTS. The Company does not own any equity stock or interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity. The Company has no Subsidiaries except those set forth in the Disclosure Schedule.

3.5 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement, the Credit Agreement and the Security Agreement and to issue the Note, and will have all requisite corporate power and authority to issue the Credit Facility Note and, subject to satisfaction of the conditions set forth herein and therein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Credit Agreement, the Security Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been, and the execution and delivery of the Credit Facility Note and the consummation of the transactions contemplated thereby will be, duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Credit Agreement, the Security Agreement and the Note have been, and the Credit Facility Note will be, duly executed and delivered by the Company, and constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 8 hereof are satisfied, the execution and delivery of this Agreement, the Credit Agreement, the Security Agreement, the Note and the Credit Facility Note do not or will not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Certificate of Incorporation or Bylaws of the Company, or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its respective properties or assets.

No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity") or other Person or entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement, the Credit Agreement or the Security Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

3.6 FINANCIAL STATEMENTS. The Company has furnished to Abbott its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1997 and the Company's audited consolidated balance sheet at December 31, 1997; and the unaudited consolidated statement of operations and statement of cash flows for the six (6) months ended June 30, 1998 and the unaudited consolidated balance sheet at June 30, 1998. The Company will furnish to Abbott as soon as available its audited consolidated financial statements for the fiscal year ended December 31, 1998. The balance sheet at June 30, 1998 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis, except for any change due to the adoption of an accounting principle established by the FASB, AICPA, SEC or any other accounting standard setting board, during the periods involved, and fairly present and will present the consolidated financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. At the date of the Company Balance Sheet (the "Company Balance Sheet Date"), neither the Company nor its consolidated Subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto.

3.7 SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. The Company has furnished to Abbott a true and complete copy of the Company's Form 10-KSB for the year ended December 31, 1997 and Form 10-QSB for each of the quarters ended March 31, 1998 and June 30, 1998 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the Company SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document.

3.8 BUSINESS CHANGES. Since June 30, 1998, except as otherwise contemplated by this Agreement or as disclosed in writing to Abbott, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

(a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of the Company.

(b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of the Company.

(c) The Company has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

(d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

(e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company.

(f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

(g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

(h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate other than inventory sold or returned in the normal course of business.

(i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate.

(j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

(k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.15 hereof).

(l) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

(m) The Company has not effected or agreed to effect any change in its directors, officers or key employees.

(n) The Company has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement.

(o) The Company has not modified its accounting principles in any material respect, except for those changes required by the adoption of an accounting principle promulgated by the FASB, the AICPA, the Securities and Exchange Commission, or any other accounting standards setting bodies.

3.9 INDEBTEDNESS. The Disclosure Schedule correctly describes all debt of the Company and its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000) outstanding of the Closing Date.

3.10 LITIGATION. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and none have been threatened. The Company is aware of no facts which, if known to stockholders, customers, governmental authorities or other Persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

3.11 COMPLIANCE WITH LAW. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

3.12 TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business.

3.13 LICENSES, ETC. The Company and each of its Subsidiaries owns or possesses all the material trade names, service marks, licenses, governmental approvals, and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others.

3.14   NO DEFAULT.

(a) Each of the Company's material agreements or contracts is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the Company's knowledge, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the Company's business.

(b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the contracts of the Company, whether fully performed or currently being performed, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

3.15   PROPRIETARY RIGHTS.
(a) The Company has provided Abbott with a complete list in writing of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or in which it has any rights or licenses, except for software used by the Company and generally available on the commercial market. The Company has provided Abbott with a complete and accurate list of all agreements of the Company with each officer, employee or consultant of the Company providing the Company with title and ownership to patents, patent applications, trade secrets and inventions developed or used by the Company in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

(b) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the Company's business as it has been and is now being conducted.

(c) The operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, none has been threatened against the Company. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted.

(d) To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer.

3.16 TAXES. All tax returns required to be filed by the Company or its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or its Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1997, the federal income tax liability of the Company and its Subsidiaries has been satisfied. The Company does not know of any proposed additional tax assessment against it for which adequate reserves have not been made on its balance sheet, and no material controversy in respect of additional federal or state income taxes due since said date is pending or, to the knowledge of the Company, threatened. The reserves for taxes on the books of the Company and each of its Subsidiaries are adequate in all material respects for all open years, and for its current fiscal period.

3.17 USE OF PROCEEDS. The net proceeds from the sale of the Note will be used to make an infusion of capital into the Company and for other corporate purposes.

3.18 PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Note or any similar security with any Person other than Abbott. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from any Person so as to require registration of the Note under section 5 of the Securities Act.

3.19   EMPLOYEE PLANS AND RELATIONS.
(a) Except as provided in the Company SEC Documents, the Company does not have any: (i) employee benefit plans, multi-employer plans and employee benefit plans (as defined in section 3(2) or section 3(3) of the Employee Retirement Income Security Act of 1974, as amended); (ii) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement; (iii) employment, consulting or termination agreement; or (iv)other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as a director, officer, employee or independent contractor.
(b) The Company has not been and is not a party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. The Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

3.20 ENVIRONMENTAL MATTERS. The Company is, and at all times during the period prior to the date hereof the Company has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes.

3.21 BROKERS OR FINDERS. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.22 FULL DISCLOSURE. Neither the Company Financial Statements referred to in Section 3.6 hereof nor this Agreement, or any other written statement furnished by the Company to Abbott in connection with the negotiation of the sale of the Note, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company or the Subsidiaries which the Company has not disclosed to Abbott in writing which materially adversely affects nor, so far as the Company can now foresee, will materially adversely affect, the properties, business, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

4. REPRESENTATIONS AND WARRANTIES OF ABBOTT. Except as contemplated by this Agreement, Abbott represents and warrants to the Company as of the date hereof as follows:

4.1 CORPORATE ORGANIZATION. Abbott is a corporation duly incorporated, validly existing and in good standing under the laws of Illinois. Abbott is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of Abbott. Abbott has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

4.2 AUTHORITY. Abbott has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Abbott. This Agreement has been duly executed and delivered by Abbott and constitutes the valid and binding obligation of Abbott enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 8 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Certificate of Incorporation or Bylaws of Abbott, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Abbott or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Abbott.

No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Abbott in connection with the execution and delivery of this Agreement by Abbott or the consummation by Abbott of the transactions contemplated hereby or thereby.

4.3 RESTRICTED NOTE. Abbott represents and agrees, and in entering into this Agreement the Company understands, that (a) Abbott is acquiring the Note for Abbott's own account, and for the purpose of investment and not with a view to the distribution thereof, and that Abbott has no present intention of selling, negotiating or otherwise disposing of the Note; it being understood, however, that the disposition of Abbott's property shall at all times be and remain within its control, and (b) the Note has not been registered under section 5 of the Securities Act and that Abbott will only re-offer or resell the Note purchased by Abbott under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act.

4.4 NO CONFLICT. The execution and delivery of this Agreement by Abbott and the performance of Abbott's obligations hereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of Abbott or any of its Subsidiaries, or any material contract, agreement or commitment binding upon Abbott or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Abbott; and (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Abbott or any of its assets or properties.

4.5 BROKERS OR FINDERS. Abbott has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Abbott has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5. COVENANTS OF THE COMPANY. From and after the Closing Date and continuing so long as any amount remains unpaid on the Note, the Company and its Subsidiaries covenant and agree with Abbott that:

5.1 CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company and its Subsidiaries.

5.2 CONDUCT OF BUSINESS IN NORMAL COURSE. The Company and its Subsidiaries shall carry on the business and their activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by the Company as of June 30, 1998. The Company and its Subsidiaries shall maintain the business and their activities in a normal and customary manner consistent with prior practice.

5.3 MAINTENANCE. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

5.4 PRESERVATION OF BUSINESS AND RELATIONSHIPS. Neither the Company nor any of its

Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

5.5 MERGER; ACQUISITIONS. Except with contemporaneous notice to Abbott, the Company shall not (a) consolidate with or merge into any other Person, (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof, or (c) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice.

5.6 SALE OR LEASE OF ASSETS; DISPOSITIONS. Except with contemporaneous notice to Abbott, the Company shall not sell, lease, transfer or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), except in the ordinary course of business consistent with prior practice.

5.7 INDEBTEDNESS. Except with contemporaneous notice to Abbott, the Company shall not incur any indebtedness for borrowed money other than customary Senior Indebtedness (as defined herein) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others except in connection with the purchase of inventory pursuant to the existing bank line of credit.

5.8 INSURANCE. The Company shall at all times during the term of this Agreement maintain product liability insurance covering the products with minimum annual limits of Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. The Company shall maintain such insurance for a minimum of five (5) years after termination of this Agreement. Within thirty (30) days of the Closing Date, the Company shall deliver to Abbott a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty
(30) days prior written notice to Abbott.

5.9    TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS.  The
Company will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The

Company will promptly comply and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or condition of the Company and its Subsidiaries, taken as a whole.

5.10 NOTICE OF CLAIMS AND LITIGATION. The Company will give prompt notice to Abbott of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company or its Subsidiaries, or disputes that have a high probability of resulting in a suit of significance against the Company or its Subsidiaries involving a claim against the Company or its Subsidiaries, for damages in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which, if concluded adversely to the Company or its Subsidiaries, would materially and adversely affect the business or assets of the Company or its Subsidiaries.

5.11 DISPOSAL OF SHARES OF A SUBSIDIARY. Neither the Company nor its Subsidiaries will sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 5.11 any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary, nor will any Subsidiary issue, sell, pledge, encumber or otherwise dispose of any shares of its own stock, if the effect of the transaction would be to reduce the proportionate interest of the Company and its other Subsidiaries in the outstanding stock of a Subsidiary whose shares are the subject of the transaction, nor will its Subsidiary issue, sell, pledge, encumber or dispose of any shares of its own Preferred Stock.

5.12 TRANSACTIONS WITH AFFILIATES. Except for transactions and arrangements with employee Affiliates, the Company will not, and will not permit its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate. To the best knowledge of the Company, the Company has properly disclosed all affiliate transactions in the Company's filings with the Securities and Exchange Commission.

5.13   REPORTS AND ACCESS TO INFORMATION.  Not more than once during any twelve
(12) month period, the Company shall afford to Abbott and shall cause its independent accountants to afford to Abbott, and its accountants, counsel and other representatives, reasonable access during normal business hours to the Company's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of the Company's accountants. The Company shall furnish promptly to Abbott (a) a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of federal and state securities laws and (b) all other material information concerning the business, properties and personnel of the Company and any other materials as Abbott may reasonably request. Abbott will not use such information for purposes other than this Agreement and will otherwise hold all confidential material contained in such information in confidence (and Abbott will cause its consultants and advisors to also hold such information in confidence).

5.14 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the restricted Common Stock to the public without registration, as long as a public market exists for the Common Stock, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) So long as a Holder owns any restricted Common Stock, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

6.     CREDIT AGREEMENT.

6.1 CREDIT AGREEMENT. Concurrently herewith, the Company and Abbott shall enter into the Credit Agreement in the form attached hereto as Exhibit C. Pursuant to the Credit Agreement, at the Company's sole discretion, the Company may require Abbott, as lender, to loan to the Company, as borrower, an amount not to exceed an aggregate of Five Million Dollars ($5,000,000) (the "Credit Facility").

6.2 TERMINATION OF THE CREDIT AGREEMENT. The Company's option to require Abbott to loan money pursuant to the Credit Agreement shall terminate upon the earlier of (a) July 31, 1999, (b) the termination of the Distribution Agreement pursuant to its terms (except for termination of the Distribution Agreement by Abbott without cause) or otherwise resulting from a material breach or default by the Company of any covenant, condition or other provision thereof, or
(c) notice from Abbott following an Event of Default.

6.3 DEFAULT AND CROSS DEFAULTS. If an Event of Default occurs, the Company shall not borrow pursuant to the Credit Facility during the time of the Event of Default, and Abbott shall have the right to terminate the Credit Facility upon written notice to the Company. If Abbott does not exercise its right to terminate the Credit Facility during the Event of Default, thirty (30) days after such Event of Default is cured or remedied, the Company may borrow pursuant to the Credit Facility unless the Credit Facility has terminated in accordance with Section 6.2 hereof.

7. ADDITIONAL AGREEMENTS. Notwithstanding the covenants and agreements of the Company set forth in Section 5 hereof, the Company and Abbott further agree that no such covenants and agreements shall prevent any sale, disposition, spin-off, spin-out, license or any other transfer of the Company's or any Subsidiary's assets and technology outside the Field (as such term is defined in the Distribution Agreement).

8.     CONDITIONS PRECEDENT.

8.1 CONDITIONS TO OBLIGATIONS OF ABBOTT. The obligations of Abbott to consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Abbott:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and its Subsidiaries set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Abbott shall have received a certificate or certificates signed by the Chief Executive Officer of the Company to such effect.

(b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Abbott shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

(c) NO MATERIAL ADVERSE CHANGE. There shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of the Company on a consolidated basis.

(d) DISTRIBUTION AGREEMENT. The Company and Abbott shall have entered into a Distribution Agreement in the form attached hereto as Exhibit B.

(e) CREDIT AGREEMENT. The Company and Abbott shall have entered into a Credit Agreement in the form attached hereto as Exhibit C.

(f) SECURITY AGREEMENT. The Company and Abbott shall have entered into a Security Agreement in the form attached hereto as Exhibit D.

(g)    NOTE.  The Company shall have tendered to Abbott the Note.

8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Abbott set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) PERFORMANCE OF OBLIGATIONS OF ABBOTT. Abbott shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

(c) DISTRIBUTION AGREEMENT. The Company and Abbott shall have entered into a Distribution Agreement in the form attached hereto as Exhibit B.

(d) CREDIT AGREEMENT. The Company and Abbott shall have entered into a Credit Agreement in the form attached hereto as Exhibit C.

(e) PAYMENT. Abbott shall have tendered to the Company Five Million Dollars ($5,000,000) in exchange for the Note.

9. EVENTS OF DEFAULT. If any of the events specified in this Section 9 shall occur (herein individually referred to as an "Event of Default"), the Holder of the then outstanding Note issued pursuant to this Agreement may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the
Company:

9.1 PAYMENTS. Default in the payment of the principal and unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

9.2 BANKRUPTCY. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

9.3 COMMENCEMENT OF AN ACTION. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

9.4 DEFAULT OF SENIOR INDEBTEDNESS. Any declared default of the Company under any Senior Indebtedness (as defined in Section 10 hereof) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

9.5 COVENANTS AND AGREEMENTS. The Company shall default in the performance of any of its material covenants and agreements set forth in any provision of this Agreement and the continuance of such default for thirty (30) days after the Holder has given the Company written notice of such default.

9.6 DEFAULT UNDER OTHER AGREEMENTS. The Company breaches or defaults on any material covenant, condition or other provision of the Distribution Agreement and such breach or default continues after the applicable grace period, if any, specified therein but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach or default.

9.7 CHANGE OF CONTROL OF THE COMPANY. Any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock of the Company or any sale or transfer of all or substantially all of the business or assets of the Company (a "Change of Control"), or Abbott's receipt of written notice from the Company that a Change of Control will occur as described in Section 11.10 hereof.

9.8 OTHER REMEDIES. If any Event of Default shall occur and be continuing, Abbott shall have, in addition to the remedies set forth in Section 9 hereof, all other remedies otherwise available at law and equity. In addition, if an Event of Default shall occur and be continuing, Abbott may terminate its obligations under the Credit Facility as described in Section 6.2 hereof, and declare the entire principal and unpaid interest due under the Credit Facility Note, if any, immediately due and payable in accordance with the terms of the Credit Agreement.

10. SUBORDINATION. The indebtedness evidenced by the Note is hereby expressly subordinated except as otherwise provided in the Security Agreement attached hereto as Exhibit D, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as defined herein).

10.1 SENIOR INDEBTEDNESS. As used in the Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on:
(a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

10.2 DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if the Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (a) no amount shall be paid by the Company in respect of the principal of or interest on the Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of the Note that shall assert any right to receive any payments in respect of the principal of and interest on the Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an Event of Default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on the Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

10.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 10 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of the Note, nothing contained in this Section 10 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of the Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

10.4 SUBROGATION. Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 10.2 hereof) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 10 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the

Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

10.5 UNDERTAKING. By its acceptance of the Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 10.

11.    CONVERSION OF NOTE.

11.1 CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Section 11, at the option of Abbott at any time and at Abbott's sole discretion without regard to the price of the Common Stock and the Conversion Price (as defined herein), Note may be converted at the principal amount thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price, in effect at the time of conversion. Such conversion right shall expire at the close of business on August 19, 2003. The price at which shares of Common Stock shall be delivered upon conversion (the
"Conversion Price") shall be initially   *   per share of Common Stock.  The
Conversion Price shall be adjusted in certain instances as provided in this
Section 11.

11.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, Abbott shall surrender the Note duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice of conversion in the form provided on the Note (or such other notice as is acceptable to the Company) at such office or agency that Abbott elects to convert such Note. Upon conversion the Company shall pay interest accrued but unpaid on the Note surrendered for conversion through the date of such conversion.

The Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the whole portion of the principal amount thereof for conversion in accordance with the foregoing provisions, and at such time the rights of Abbott under the Note shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3 hereof.

11.3 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of the Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining amount which is not converted by reason of this Section 11.3.

11.4   ADJUSTMENT OF CONVERSION PRICE.

(a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 11.4(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Abbott upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Common Stock (determined as provided in Section 11.4(h) hereof) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so offered for subscription or purchase would purchase at such Conversion Price in effect immediately prior to the date fixed for such determination and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of calculating the Conversion Price in this Section 11.4(b), the number of shares of Common Stock outstanding immediately prior to the date fixed for such determination of rights, options or warrants shall be calculated as if all shares had been fully converted into shares of Common Stock. Also, for the purposes of this Section 11.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in Section 11.4(b) hereof, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 11.4), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be the current market price per share (determined as provided in Section 11.4(h)) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this Section 11.4(d) is applicable, Section 11.4(b) hereof shall not be applicable.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 11.10 hereof applies or as part of a distribution referred to in paragraph (d) of this Section 11.4) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 11.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such ten percent (10%) and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on such date for determination.

(f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined herein)) of an aggregate consideration having a fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section
11.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph
(h) of this Section 11.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multipying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (a) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on the date of the Expiration Time and
(b) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (1) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) as of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

(g) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.10 hereof applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 11.4), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 11.4).

(h) For the purpose of any computation under paragraphs (d), (e) and (f) of this Section 11.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five
(5) consecutive trading days selected by the Company commencing not more than twenty (20) trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each trading day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("Nasdaq") National Market System ("Nasdaq National Market") or, if not listed or admitted to trading on Nasdaq National Market, on Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq National Market or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if the Common Stock does not have any closing bid and asked prices in the over-the-counter market during the relevant period of time, the fair market value per share as determined by an independent majority of the Board of Directors as of the most recent available month-end determined pursuant to GAAP. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

(i) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(i)) would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this paragraph
(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (i) shall be made to the nearest cent.

(j) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this
Section 11.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes or for any other reasons. An independent majority of the Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 11.4 and its actions in so doing shall be final and conclusive.

11.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Price in accordance with Section 11.4 hereof and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the Company.

(b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder in accordance with the terms of Section 14.2 herein.

11.6   NOTICE OF CERTAIN CORPORATE ACTION.  In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

       (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to the Holder at its last addresses as it shall appear in the Note Register, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) of this Section 11.6) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common
Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section11.6.

11.7 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note or the Credit Facility Note, the full number of shares of Common Stock then issuable upon the conversion of the Note or the Credit Facility Note.

11.8 TAXES ON CONVERSIONS. The Company will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Note pursuant hereto or the Credit Facility Note pursuant to the Credit Agreement. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of Abbott and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

11.9 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note or the Credit Facility Note will upon issuance be fully paid and nonassessable and, except as provided in Section 11.8 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

11.10 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any Change of Control of the Company, the Company will notify Abbott at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control, and Abbott may convert the Note in accordance with Section 11 hereof prior to the transaction or declare an Event of Default and accelerate the Note and terminate this Agreement in accordance with Section 11 hereof.

11.11 TRANSFER AND EXCHANGE OF NOTE. The Note may be freely transferred or assigned by Abbott without the consent of the Company. Such transfer and assignment shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than ten
(10) days notice to that effect given by Abbott and, upon surrender of the Note at the Company's office by Abbott, the Company will deliver in exchange therefor, without expense to Abbott, except as set forth below, one Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, provided such Note shall be in the amount of the full principal amount of the

Note and there shall be no right to divide the Note, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person as may be designated by Abbott, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

11.12 LOSS, THEFT, MUTILATION OR DESTRUCTION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Abbott thereof, a new Note, of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note.

11.13 EXPENSES, STAMP TAX INDEMNITY. The Company agrees to pay duplicating and printing costs and charges for shipping the Note, adequately insured to Abbott's home office or at such other place as Abbott may designate, and all reasonable expenses of Abbott (including, without limitation, the reasonable fees and expenses of any financial advisor to Abbott) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, re-negotiations or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Abbott harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the
Note is then outstanding. The Company agrees to protect and indemnify Abbott against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by a Purchaser) in connection with the transactions contemplated by this Agreement.

11.14 CANCELLATION OF CONVERTED NOTE. The Note delivered for conversion shall be canceled by or at the direction of the Company.

12.    RIGHT OF FIRST OFFER.

12.1 THE RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 12, the Company covenants not to sell or issue any New Securities (as defined herein) without complying with the provisions of this
Section 12.

12.2 GRANT. If the Company proposes to sell or issue any New Securities to any Person, the Company hereby grants to Abbott a right of first offer to purchase a pro rata share of New Securities that the Company may, from time to time, propose to sell and issue. For purposes of this Section 12, Abbott's pro rata share of New Securities is the ratio of the number of shares of Common Stock owned by Abbott (assuming full conversion of the Note and the Credit Facility Note if issued and outstanding) immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all convertible securities).

12.3 DEFINITION OF NEW SECURITIES. "New Securities" shall mean any capital stock (including Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company; provided, however, that the term "New Securities" does not include (a) shares of Common Stock issued upon conversion of the Note or the Credit Facility Note, (b)shares of Common Stock (or options therefor) issued or sold to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such person executes an agreement, in substantially the form as approved by the Board of Directors, (c) securities issued pursuant to the acquisition of another Person or business segment of any such Person by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment, (d)any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company, (e)securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, (f)securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all holders of Common Stock are entitled to receive their proportionate share of such issuance, and (g)any right, option or warrant to acquire any security convertible into the securities exempted from the definition of New Securities pursuant to clauses (a) through f) above.

12.4 EXERCISE OF RIGHT OF FIRST OFFER. If the Company proposes to issue New Securities, the Company shall give written notice to Abbott stating (a) its bona fide intention to offer or issue New Securities, (b) the number of such New Securities to be offered, (c) the price and general terms upon which it proposes to offer such New Securities, and (d) the identity of the Persons or classes of Persons to whom such New Securities are proposed to be issued. Within twenty
(20) calendar days after receipt of such notice, Abbott may elect to purchase or obtain, at the price and on the terms specified in the notice, up to its pro rata share of such New Securities, as such pro rata share is calculated pursuant to Section 12.2 hereof, in the event the Company proposes to issue such New Securities to Persons, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Abbott shall retain its right of first offer pursuant to Section 12 hereof until (i) this Agreement terminates or (ii) upon a Change of Control described in Section 11.10 hereof and shall not be affected in any way by any previous refusals to exercise its right of first offer and to purchase any New Securities.

12.5 TERMINATION OF RIGHT OF FIRST OFFER. If Abbott does not fully exercise its right to purchase or obtain all such New Securities that Abbott has the right to purchase or obtain pursuant to Section 12.4 hereof, the Company may, during the one hundred twenty (120) day period following the expiration of the period provided in Section 12.4 hereof, offer the remaining unsubscribed New Securities to the Persons or classes of Person specified in the notice sent to Abbott pursuant to Section 12.4 hereof, at a price not less than that, and upon terms no more favorable to the offeree than those, specified in such notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within one hundred twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Abbott in accordance herewith.

13.    INDEMNIFICATION.

13.1   INDEMNIFICATION BY THE COMPANY.

(a) The Company agrees to defend and indemnify Abbott, its Subsidiaries and their respective Affiliates, directors, officers, employees and shareholders, and their respective successors and assigns (collectively, the "Abbott Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 13 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of the Company contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; or (ii) any claim by any Person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by the Company occurring before or after the Closing Date; provided, however, that the total indemnity shall not exceed the consideration received by the Company. Nothing herein shall limit in any way Abbott's remedies in the event of breach by the Company of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by the Company in connection herewith or with the transactions contemplated hereby.

(b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Abbott (including its Subsidiaries and their respective Affiliates, directors, officers, employees and shareholders) and the Company and the Affiliates of any of them, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of the Company been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in Section 13.1(a) not occurred or been made or incurred.

(c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than Twenty-Five Thousand Dollars ($25,000) measured on an aggregate basis for all indemnitees, at which point such indemnity shall apply to all Indemnifiable Damages.

13.2 INDEMNIFICATION BY ABBOTT. After the Closing Date, Abbott shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by Abbott, indemnify and hold harmless the Company's officers and directors and in respect of:

(a) any damage, deficiency, losses or costs incurred by the Company resulting from any material misrepresentation or breach of warranty or any non-fulfillment of any covenant or agreement on the part of Abbott under this Agreement;

(b) any claim by any person under any provision of any federal or state securities laws relating to any event, act or omission of or by Abbott in connection with any tender offer by Abbott; and

(c) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to the foregoing; provided that the total indemnity shall not exceed * .

Abbott shall reimburse the Company for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 13.2 relates only if a claim for indemnification is made by the Company within the period ending at * .

13.3 INDEMNIFICATION PROCEDURE. A party seeking indemnification (the "Indemnitee") shall use its commercially reasonable best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification; provided, however, that the Indemnitee's failure to notify the Indemnitor shall not excuse the Indemnitor's obligation to indemnify the Indemnitee except to the extent that such failure prejudices the Indemnitor's defense of any such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 13 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Idemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the

Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

14.    MISCELLANEOUS.

14.1 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of Abbott in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Abbott are cumulative to, and are not exclusive of, any rights or remedies Abbott would otherwise have.

14.2 NOTICE. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Abbott (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

If to the Company:  Micro Therapeutics, Inc.
       1062 Calle Negocio #F
       San Clemente, CA 92673
       Attention:  George Wallace
       Telecopy No.:  (949) 361-0210

With a copy to:     Stradling Yocca Carlson & Rauth
       660 Newport Center Drive, Suite 1600
       Newport Beach, CA 92660
       Attention:  Bruce Feuchter
       Telecopy No.:  (949) 725-4100

If to Abbott:  Abbott Laboratories
       D-960, AP30
       200 Abbott Park Road
       Abbott Park, IL 60064-3500
       Attention:  President, Hospital Products Division
       Telecopy No.:  (847) 937-0805

With a copy to:     Abbott Laboratories
       Legal Division
       D-322, AP6D
       100 Abbott Park Road
       Abbott Park, IL  60064-3500
       Attn:  Divisional Vice President,

       Domestic Legal Operations
       Telecopy No.:  (847) 938-1206

14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Abbott and its successors and assigns; provided, however, that neither the Company nor Abbott shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld, and provided further, Abbott may assign its rights hereunder after July31, 1999 without the Company's prior written consent.

14.4 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

14.5 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

14.6 WAIVER OF CONDITIONS. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Section 8 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in
Section 8 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 14.6 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.8 GOVERNING LAW. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with Delaware law, without regard to the conflict of laws provisions thereof.

14.9 CAPTIONS. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

14.10 DISPUTE RESOLUTION. Disputes shall be resolved as provided in Exhibit F hereto.

IN WITNESS WHEREOF, the Company and Abbott by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                   ABBOTT:
                                   ABBOTT LABORATORIES

                                   By:
                                   Title:


                                   COMPANY:
                                   MICRO THERAPEUTICS, INC.


                                   By:
                                   Title:


EXHIBIT A
FORM OF 5% CONVERTIBLE SUBORDINATED NOTE
MICRO THERAPEUTICS, INC.
5% Convertible Subordinated Note, due August 19, 2003


No. CSN-2                                            San Clemente, California
$5,000,000                                                    August 19, 1998

Micro Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Abbott Laboratories, an Illinois corporation ("Abbott"), or its registered assigns (the "Holder"), the principal sum of Five Million Dollars ($5,000,000) on August 19, 2003 (the "Maturity"), and to pay interest (i) on the unpaid principal balance thereof from the date of this Note at the rate of five percent (5%) per annum, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date") (commencing October 31, 1998) until such unpaid balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and
(ii) on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to ten percent (10%).

The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Abbott in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Abbott in accordance with the provisions of the Note Agreement.

This Note is the sole issue of a 5% Convertible Subordinated Note due August 19, 2003 of the Company issued in an aggregate principal amount of Five Million Dollars ($5,000,000)
pursuant to the Convertible Subordinated Note Agreement, dated August 12,
1998, by and between the Company and Abbott (the "Note Agreement").  The
Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

This Note may be transferred or assigned by Abbott as provided in the Note Agreement. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by Abbott or Abbott's attorney duly authorized in writing, a new Note for a like aggregate principal amount and otherwise of similar tenor, will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Company shall not be affected by any notice to the contrary.

In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in the Note Agreement.

This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion shall be evidenced by a Notice of Conversion as attached hereto. This Note is not subject to prepayment or redemption by the Company prior to its expressed Maturity.

The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Note Agreement), and this
Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.
No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement. terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement.

This Note and the Note Agreement are governed by and construed in accordance with the law of the State of Delaware.

IN WITNESS WHEREOF, the Company caused this instrument to be duly executed under its corporate seal.

Dated:  August 19, 1998

                                   MICRO THERAPEUTICS, INC.

                                   By:
                                   Its:

ATTEST:

By:

Its:


NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert the principal amount of this Note, into shares of Common Stock in accordance with the terms of the Note Agreement, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares or the Note are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


Social Security or other
Taxpayer Identification Number


Dated: __________________


Signature

If shares or the Note are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


Name


Street Address

City, State and Zip Code

                                     EXHIBIT E
                               DISCLOSURE SCHEDULES
                                        OF
                      MICRO THERAPEUTICS, INC. (THE "COMPANY")
                                         TO
                      CONVERTIBLE SUBORDINATED NOTE AGREEMENT
                                   BY AND BETWEEN
                                 ABBOTT CORPORATION
                                        AND
                                    THE COMPANY
                            DATED AS OF AUGUST 12, 1998
                                    SCHEDULE 3.1
                                    SUBSIDIARIES

     The Company has no subsidiaries.
                                    SCHEDULE 3.2
                                     AUTHORITY

     The Company is duly licensed and qualified to do business in each jurisdiction in which its business is transacted. The Company is currently responding to inquiries made by the State of Illinois as part of the registration process in that state.
                                    SCHEDULE 3.4
                                 EQUITY INVESTMENTS

      (i) The Company owns 1,002 shares of Cardiovascular Dynamics, Inc. common stock, which is an immaterial percentage of its currently outstanding common shares.
     (ii) The Company owns 850,000 shares of Genyx Medical, Inc. common stock which is approximately 27% of its currently outstanding common shares.
    (iii) The Company owns 2,000,000 shares of Enteric Medical Technologies, Inc. common stock which is approximately 46.5% of its currently outstanding common shares.
For all the investments disclosed above, the Company's cost basis, and the value at which such investments are carried on the Company's balance sheet in conformity with generally accepted principles, are not material.
                                    SCHEDULE 3.8
                                  BUSINESS CHANGES

     (a)  None.
     (b)  (i)   As of July 31, 1998, under the Company's 1993 and 1996
Restricted Stock Purchase, Incentive Stock Option and Non-qualified Stock Option Plans (collectively, the "Plans"), there are currently outstanding incentive and non-qualified stock options to purchase a total of 1,140,769 shares of the Company's common stock, of which 294,452 shares are vested. In addition, 330,873 shares of common stock are available for issuance upon exercise of options to be granted under the Plans.

          (ii) The Company issues shares of its common stock from time to time under its Employee Stock Purchase Plan as adopted under Section 423 of the Internal Revenue Code. The last issue date was June 30, 1998 at which time 13,495 shares were issued.
          (iii) The Company has made a Restricted Stock commitment for 2,000 shares to a consultant pending completion of certain requirements as of August 31, 1998.
     (c) (i) The Company intends to make expenditures to various departments and individuals within the University of California, Los Angeles, School of Medicine ("UCLA"), averaging approximately $30,000 per month, through December 31, 1998. In addition, the Company intends to make an unrestricted gift to the Department of Radiological Sciences at UCLA, up to a maximum of $150,000, in support of new laboratory facilities. Of such amount, $50,000 has been remitted through July 31, 1998.
          (ii) On July 31, 1998, a signed copy of a building lease was delivered by the Company to the building's landlord, New Goodyear, LTD. Beginning on October 1, 1998 and expiring September 30, 2003, the five year, triple net lease for approximately 43,538 square feet has a monthly rental of $38,313.14 plus common area charges, subject to cost of living increases. Additionally, there are two options to extend the lease term for three years at an increased rent based on a cost of living index. The facility being leased is located in Irvine, CA and the Company intends to relocate its operations from its current facilities in San Clemente, CA to Irvine during the fourth quarter of 1998. Under the terms of the lease, the landlord has agreed to provide $150,000 of tenant improvements. The Company expects the total cost of such tenant improvements to be greater.
          (iii) The Company has entered into a consulting agreement with Anderson Associates to provide architectural services related to the new building. Under the terms of the Consulting Agreement, fees for such services are not to exceed $61,000.
          (iv) The Company has entered into a consulting agreement with Healthcare Documentation & Development, Inc. ("HDD") The consultant is to provide design, development and production of training modules for an estimated fee of $108,000, to be paid in three equal installments of $36,000.
     (d) In conjunction with the signing of the building lease for the facility in Irvine, CA (refer to Disclosure Schedule 3.8 (c)), the Company was required to make two payments, each in the amount of $38,313.14, representing a security deposit and the October 1998 rent.
     (e)  None.
     (f)  None.
     (g) The Company is considering entering into a $1 million bank credit facility, the proceeds of which would be used primarily for tenant improvements for the new facility (see disclosure on Disclosure Schedule 3.8 (c) ) and other potential future capital expenditures.
     (h)  None.
     (i) See disclosure on Disclosure Schedule 3.8 (c) and Disclosure Schedule 3.8(k).
     (j) See disclosure on Disclosure Schedule 3.8 (c) and Disclosure Schedule 3.8(k).

     (k) On July 8, 1998, the Company entered into a license agreement with Enteric Medical Technologies, Inc. ("Enteric"), pursuant to which the Company has granted an exclusive, worldwide license to Enteric to utilize certain of the Company's patent rights and rights under certain of the Company's patent applications relating to the design, manufacture and method of use of proprietary biomaterials and micro catheters, to commercially develop products utilizing such rights in connection with applications for gastrointestinal tract bulking, embolization or implantion procedures. The included applications for gastrointestinal tract bulking, embolization or implantation procedures shall mean procedures performed by access using endoscopic, open surgical, laparoscopic surgery, percutaneous or colonscopic as well as other developed procedures, but does not include access through the vascular, gynocological or urological systems all of which are excluded from the "Licensed Field," as defined in the license agreement. In connection with such license agreement, the Company acquired 2 million shares of Enteric common stock.
     (m)  None.
     (n)  None.
     (o)  None

                                    SCHEDULE 3.9
                                    INDEBTEDNESS

     On November 17, 1997, the Company entered into a Convertible Subordinated Note Agreement with Guidant Corporation, under which the Company borrowed $5 million. The principal amount of the note is due in five years, and is convertible, at any time, at the option of the note holder into shares of the Company's Common Stock at a conversion price of $10.25 per share. The note bears interest at 5% per annum, which the Company has determined is lower that interest rates typically associated with similar debt instruments. Accordingly, as required by generally accepted accounting principals, the Company recorded a discount on the note of $974,328, resulting in an imputed interest over the term of the note of 10%. Such discount had an unamortized balance of $861,149 at July 31, 1998. Interest payments are due quarterly in arrears and commenced January 31, 1998.
     On May 28, 1998, the Company received $2.5 million from Guidant Corporation pursuant to the achievement by the Company of a specified milestone defined in the Convertible Subordinated Note Agreement. Of this amount, $2 million is in the form of debt, bearing interest of 8% payable quarterly, with a maturity date of October 31, 2002. The remaining $500,000 was used to purchase 47,637 shares of the Company's common stock.
                                   SCHEDULE 3.15
                                 PROPRIETARY RIGHTS

     (a) (i) Attached hereto as Schedule 3.15(a)(i) is a list of all of the Company's patents, patent applications, trademarks, trade names, service marks and copyrights owned or used by the Company or in which it has any rights or licenses, except for software used by the Company and generally available on the commercial market, and all applications therefor.
          (ii) The Company has entered into an Employee Confidential Information Agreement with each of its employees, a form of which is attached hereto as
Schedule 3.15(a)(ii).
          (iii) Pursuant to the terms of an Agreement dated June 21, 1993, by and between the Company and Andrew Cragg, M.D., a consultant of the Company, the Company has acquired the rights, which include patent rights, to certain technology relating to Valved Tip Angiographic Catheters and Thrombolytic Brush Catheters.
          (iv) Pursuant to the terms of the following Consulting Agreements, the Consultant (as defined therein), has agreed to assign to the Company all right, title and interest that the Consultant may have or acquire (a) in and to any Proprietary Information (as defined therein), or (b) if not defined therein, in and to any ideas inventions, improvements, suggestions or copyrightable materials relating to the Consultant's work under the applicable agreement:
(1) Consulting Agreement dated November 1, 1994 and expiring June 1, 2001, between the Company and Barry Katzen, M.D.
(2) Consulting Agreement dated August 5, 1998 and expiring August 4, 1999 between the Company and Randy Werneth
(3) Consulting Agreement dated April 30, 1996 and expiring May 1, 1999, between the Company and Bart Dolmatch, M.D.
(4) Consulting Agreement dated August 1, 1998 and expiring July 31, 2001 between the Company and Scott Goodwin, M.D.
(5) Consulting Agreement dated June 2, 1998 and expiring June 2, 1999, between the Company and Mike Jones
(6) Consulting Agreement dated September 1, 1997 and expiring August 31, 1998, between the Company and Andrew Cragg, M.D.
(7) Consulting Agreement dated January 1, 1998 and expiring December 31, 1999, between the Company and Andrew Molyneux, M.D.
(8) Consulting Agreement dated October 9, 1996 and expiring October 8, 1999, between the Company and Mark Mewissen, M.D.
(9) Consulting Agreement dated January 1, 1998 and expiring December 31, 1999, between the Company and John Perl, II, M.D.
(10) Consulting Agreement dated January 7, 1998 and expiring August 31, 2000, between the Company and Flavio Castaneda, M.D.
(11) Consulting Agreement dated July 7, 1998 and expiring July 6, 1999, between the Company and Richard Greff
(12) Consulting Agreement dated July 20, 1998, between the Company and Judy Hoff /Healthcare Documentation & Development
(13) Consulting Agreement dated March 1, 1998 and expiring February 28, 2000, between the Company and John Chaloupka, M.D.
(14) Consulting Agreement dated January 1, 1997 and expiring September 30, 1999, between the Company and Rodney J. Lane, M.D.
(15) Consulting Agreement dated January 1, 1998 and expiring January 1, 2000, between the Company and Mark Saker, M.D.

(16) Consulting Agreement dated April 1, 1998 and expiring March 31, 2000, between the Company and Alejandro Berenstein, M.D.
(17) Consulting Agreement dated December 1, 1997 and expiring November 30, 1998, between the Company and Joe Engleson
(18) Consulting Agreement dated June 5, 1998 and expiring September 2, 1998, between the Company and Peter Anthony/Healthcare Documentation and Development
(19) Consulting Agreement dated September 1, 1996 and expiring August 31, 1999, between the Company and Don F. Schomer, M.D.
(20) Consulting Agreement dated February 5, 1998 and expiring March 1, 2000, between the Company and Charles Semba, M.D.
(21) Consulting Agreement dated September 1, 1996 and expiring August 31, 1998, between the Company and Tony Smith, M.D.
(22) Consulting Agreement dated July 1, 1996 and expiring June 30, 1999, between the Company and Sidney Wallace, M.D.
                                   SCHEDULE 3.19
                            EMPLOYEE PLANS AND RELATIONS

     (a)  (i)   Employment Agreement dated December 1, 1997, between the Company and Harold A. Hurwitz, the Company's Chief Financial Officer, providing for a severance payment of $150,000 in the event there occurs a change of control of the Company prior to December 1, 1998 and his employment is terminated within six months of such change in control.
          (ii) Employment Agreement dated March 19, 1998, between the Company and Earl H. Slee, the Company's Vice President, Research and Development, providing for a severance payment of $150,000 in the event there occurs a change of control of the Company prior to April 6, 1999 and his employment is terminated as a result of such change in control.
     (b)  None.
MICRO THERAPEUTICS, INC.
 INTELLECTUAL PROPERTY


ATTORNEYS

) Joseph F. Breimayer                      Infusion
      Breimayer Law Office                 Advanced Infusion
      1221 Nicollet Mall, Suite 206
      Minneapolis, MN  55403
      (612) 338-1279  Phone
      (612) 338-0910  Fax

)  Gerald Swiss                            Micro Catheters/Access
       Burns, Doane, Swecker & Mathis      Vascular Embolization
       3000 Sand Hill Road
       Menlo Park, CA  94025
       (650) 854-7400  Phone
       (650) 854-8275  Fax


C)   K. David Crockett, Esq.               Stents
       Crockett & Fish                     Coatings
       4093 Tropico Way
       Los Angeles, CA  90065
       (213) 227-8519  Phone
  (213) 399-1617 Phone
  (213) 227-1089  Fax


D)   Curtis L. Harrington                  Trademarks
     Curtis L. Harrington & Associates     Tradenames
     6300 State University Dr., Ste. 250   Copyrights
     Long Beach, CA  90815
     (310) 594-9784  Phone
     (714) 374-9549  Phone
     (310) 594-4414  Fax
                                Joseph F. Breimayer
                               Breimayer Law Offices


1.  Infusion
2.  Advanced Infusion


More specifically, this intellectual property includes:

1.  Valved Tip Angiographic Catheters
     Patent #:                 5,085,635
     Issued:                   February 4, 1992



2.  Thrombectomy Method and Apparatus
     Patent #:                 5,370,653
     Issued:                   December 6, 1994              File No. 9130.01;

     9130.01CAN;

                                                            File No. 9130.01EPO;
                                                                      910.01JAP
3.  Infusion Device with Preformed Shape (Coiled Wire)
     Patent #:           5,554,114
     Issued:             September 10, 1996                  File  No. 9135.08;
9135.08PCT;
9135.08EPO; 9135.08JAP;
9135.08CAN


4.  Miniaturized Brush with Hollow Lumen
     Brush Body                                              File No. 9135.20;
                                                                   9135.20PCT;
     Patent #:           5,681,335
     Issued:             October 28, 1997


5.    Longitudinally Extendable Infusion Device
     Patent #:           5,624,396
     Issued:             April 29, 1997                      File No. 9135.23;
9135.23PCT;

9135.23CAN; 9135.23EPO;                                      9135.23JAP




                                Joseph F. Breimayer
                               Breimayer Law Offices
                                    (Continued)



6.    Patents Pending:

a)  Infusion Guidewire Having Fixed
     Core and Flexible Radiopaque Marker
     (Straight Wire)                                    File No. 9135.25;
                                                       9135.25PCT
                                                            9135.36CIP;
                                                            9135.25CAN;

                                                            9135.25EPO;
                                                            9135.25JAP
b)  Infusion Device for Distributing Infusate
    Along an Elongated Infusion Segment               File No. 9135.26;
9135.26PCT

        c)   Power Lysis of Thrombus in Blood Vessel  File No. 9135.34;
9135.34EPO;
                                                      9135.34CAN

7.  Patents In Progress


     a) Miniaturized Brush with Hollow Lumen
    Brush Body                                        File No. 9135.39


8.  Invention Disclosures


         a)  Rotatable Catheter Attachment Clip       File No.  9135.40
            System for Connection to Hand
               Held Moor Drive Unit

         b) Dynamic Seal to Protect Hand Held Motor File No. 9135.41 Drive from Patient Bleedback


9.  Infringement issue

     a)  Genesis Medical                              File No. 9135.42
                              K. David Crockett, Esq.
                                  Crockett & Fish


1. Stents
2. Coatings


More specifically, this intellectual property includes:

1. Stent Construction of Rolled Configuration
     Patent #:           5,306,294
     Issued:             April 26, 1994          Exclusive License for Head and

Neck

2. Method and Apparatus for Applying Vascular Grafts
     Patent #:           5,366,473
     Issued:             November 22, 1994
     Exclusive License for Head and Neck

3. Stent Assembly with Sensor
     Patent #:           5,411,551
     Issued:             May 2, 1995
     Exclusive License for Head and Neck

4. Self Expanding Vascular Endoprosthesis for Aneurysms
     Patent #:           5,405,379
     Issued:             April 11, 1995
     Exclusive License for Head and Neck

5.   Lubricious Hydrophilic Composite Coated on Substrates
     Patent #:           5,001,009
     Issued:             March, 1991
     Non-exclusive license - Micro Catheters

6.   Anti-thrombogenic, Anti-microbial Compositions Containing Heparin
     Patent #:           5,069,899
     Issued:             December 3, 1991
     Non-exclusive license - Micro Catheters

7.   Lubricious Hydrophilic Coating, Resistant to Wet Abrasion
     Patent #:           5,331,027
     Issued:             July 19, 1994
     Non-exclusive license - Micro Catheters
K. David Crockett, Esq.
Crockett & Fish
(Continued - Page Two)


8.  PATENTS PENDING:

     a) Intracranial Stent and Method of Use      File No. 212/037;
     212/046CIP
                                                  212/037PCT

     b)   Self Anchoring Coil for Vascular
            Occulsion                             File No.

212/059/INACTIVE

     c)   Hoop Stent                              File No. 212/060

     d)   Method for Intracranial Vascular Embolotherapy
             Using Self Anchoring Coils           File No. 212/068

     e)  Expandable Stent Apparatus and Method    File No. 212/070

     f)   Wire Frame Partial Flow Obstruction Device
              for Aneurysm Treatment              File No. 212/071


9.  PATENTS IN PROCESS:

     a)  Hoop Stent                               File No. 212/060PCT

     b) Wire Releasable Self-Expanding
     Neurovascular Stent                          File No. 212/098


     c) Control Handle for Self Expanding Stent   File No. 212/106

     d)  Porous Rolled Sheet Stents               File No. 212/109

     e)  Coated Aneurysm Stent                    File No. 212/110/INACTIVE

      f)  Wave Form Perforation Pattern           File No. 212/117

      g)  Sequential Wire Pulls for Control Handle
            of Self-Expanding Neurovascular
            Stent Catheter                        File No. 212/122

      h)  Thin Film Sheets of Sputter Deposited
            NiTi for use in Medical Devices       File No. 212/124

      i)  Multi-Lumen Delivery                    File No. 212/125

                              K. David Crockett, Esq.
                                  Crockett & Fish
                              (Continued - Page Three)


9.  PATENTS IN PROCESS:

      j)  Expandable Stent Apparatus and Method        File No. 212/070PCT

      k)  Wire Frame Partial Flow Obstruction Device   File No. 212/071PCT
     for Aneurysm Treatment

      l)  Dynamic Coatings for Endovascular Devices    File No. 212/128

      m)  Dual Pull Wire Proximal Handle               File No. 212/129
     Curtis L. Harrington
  Curtis L. Harrington & Associates



1.  Trademarks
2.  Tradenames
3.  Copyrights


More specifically, this intellectual property includes:

1.  Willis                                             File No. MITH-301
     TM Registration No. 1,936,938

2.  ProStream                                          File No. MITH-
     TM Registration No. 2,035,778

3.  Micromewi                                          File No. MITH-303


4.  Trademarks Pending:

     a) Patency                                   Inactive

     b)  Easy Rider                               File No. MITH-304

     c)  Embolyx                                  File No. MITH-

305/INACTIVE

     d)  Mewi-5                                   File No. MITHj-306



Gerald Swiss
       Burns, Doane, Swecker & Mathis


MTI MATTERS

1.  Micro Catheters/Access
2.  Vascular Embolization



More specifically, this intellectual property included:


1.  Novel Compositions for Use in Embolizing
     Blood Vessels                                          File No. 18413-
002; 18413-021PCT
    Patent #:   5,667,767                                   18413-031CIP;
     18413-052EPO
     Issued:           September 16, 1997
     18413-053CAN; 18413-054JAP

2.  Cellulose Diacetate Composition for Use in Embolizing   File No. 18413
-003; 18413-020PCT;
     Blood Vessels                                          18413-055EPO;
18413-056CAN;
     Patent #:  5,580,568                                   18413-057JAP;
18413-058(PCT/US)
     Issued:           December 3, 1996

3.  Method for Embolizing Blood Vessels
     Patent #:         5,702,361
     Issued:           December 30, 1997                    File No. 18413-
009; 18413-025PCT

4.  Novel Embolizing Compositions
     Patent #:         5,695,480
     Issued:           December 9, 1997                     File No. 18413-017

5.  PATENTS PENDING:

     a)  Methods for Embolizing Blood Vessels
     (Embolic with Lattice Support)                18413-048DIV

     b)  Novel Compositions for Use in Embolizing
     Blood Vessels (Other Polymers)       File No. 18413-010; 18413-
     030/CIP
                                          18413-035PCT; 18413-078DIV

c)  Contoured Syringe and Novel Luer Hub and
     Methods for Embolizing Blood Vessels         File No. 18413-016
Gerald Swiss
Burns, Doane, Swecker & Mathis
(Continued)



5.  PATENTS PENDING (Cont'd):


d)  Novel Embolizing Compositions
     (Radiopaque Particle Size and Kit)           18413-018PCT;  18413-059EPO
     18413-060CAN; 18413-061JAP

e)  Novel Methods for Embolizing                  File No. 18413-019;
18413-037PCT

f) Use of Radioactive Embolizing Compositions     File No. 18413-023

g)  Ethyl Lactate Composition Comprising a
     Biocompatible Polymer and a
     Contrast Agent                               File No. 18413-038

h)  Gynecologic Endovascular Embolotherapy        File No. 18413-046
     Methods

i)  Method and Apparatus for
     Intravascular Embolization                   File No. 18413-070;
18413-071PCT

j)  Catheter for Combined Injection of
      Liquid Embolic and Embolic
      Solidification Agent                        File No. 18413-073

k)   Single Segment Microcatheter
     (Transferred from Crockett)                  File No.  18413-083;
18413-114CIP


l)  Balloon Catheter for Occluding
     Aneurysms or Branch Vessels
     (Transferred from Breimayer)                  File No.  18413-084;
18413-085CAN; 18413-086EPO;
18413-092JAP
m)  Microcatheter
     (Transferred from Knobbe)                    File No.  18413-098;
18413-107PCT                                      18413-119EPO; 18413-
120CAN;

n)  Flow Directed Cerebral Vascular Catheter      File No. 18413-110

Gerald Swiss
Burns, Doane, Swecker & Mathis
(Continued)


5.  PATENTS PENDING (Cont'd):



o)  Novel Methods for Embolizing Vascular
     Sites with an Embolizing Composition
     Comprising Dimethysulfoxide                  File No. 18413-131
     (DIV of 018413-019)

6.  PATENTS IN PROCESS:
     a)  Drug Carrier Site Specific Treatment     File No. 18413-011/Inactive

     b)  Liquid Embolic Composition to Necrose
     Blood Vessels                                File No. 18413-033/Inactive

     c)  Embolic Compositions for Use in
     Plastic Surgery                              File No. 18413-039

     d)  Treatment of Ruptured Spinal Disks by
     Use of an Embolic                            File No. 18413-040

     e)   Protection of Aneurysm Neck During
     Embolic Injection                            File No. 18413-041

     f)  Nidus Catheter for Forming "Pearl"
     Embolic Agent                                File No. 18413-042

     g)  Containment of Liquid Embolic            File No. 18413-043

     h)  Chemical Detachment of Embolic           File No. 18413-045

     i) Novel Embolizing Compositions             File No. 18413-104CHI

     j)  Method to Treat Aneurysms Neck to
     Prevent Aneurysm Regrowth                    File No. 18413-067

k)   Novel Devices Which Improve The Venous
     Blood Return or Drainage                     File No. 18413-069

Gerald Swiss
Burns, Doane, Swecker & Mathis

                                    (Continued)




6.  PATENTS IN PROCESS (CONT'D):

        l)   Invention Disclosures (Ttransferred from
     Breimayer's office)

     Vascular Occlusion Catheter                  File No. 18413-087

            Balloon Catheters                     File No. 18413-088

            Devices for Improved Venous
     Blood Return
                                                  File No. 18413-089


                m)  Infringement study U.S. Patent No. 5,358,493
                     (Transferred from Breimayer's office / BDSM
                      to provide original)        File Nos. 18413-90; 18413-091

     n)  Study U.S. Patent 4,739,768 and 5,336,205
                     (Transferred from Breimayer's office)    File Nos. 18413-
93; 18413-094

      o)  Echogenic Agent for Implantable Composition  File No.       18413-096


     p)  Radiation Delivery System with Unique Over
           the Wire                                         File No. 18413-097

     q)  Catheters and Syringes to Form Abrupt
           Interface Between Liquid Embolic
           and Barrier Fluid                                File No. 18413-099

     r)   Rapid Exchange Microcatheter & Tip
            Deflecting Microcatheter                        File No. 18413-100

     s)    Patent Study Re:  Fas Tracker 10 by Target       File No. 18413-101

     t)    Spring-Loaded Syringe Assembly for Repetitive,
           Low Volume, High-Pressure Injections            File No. 18413-103


Gerald Swiss
Burns, Doane, Swecker & Mathis
(Continued)



6.  PATENTS IN PROCESS (CONT'D):

     u)  Infringement Study of 4,739,768
         (Transferred from Breimayer's office)             File No. 18413-108


     v)   Vascular Vessel Dilation Catheter                File No. 18413-109


     w)  Endovascular Aneurysm Clip and Method             File No. 18413-111


     x)  DMSO Compatible Microcatheter                     File No. 18413-112
/INACTIVE

     y)  Single Segment Microcatheter                      File No. 18413-128PCT

z)   Embolization Particle Methods of
     Manufacture                                           File No. 18413-127


     aa)  Microcatheter                                    File No. 18413-130
            (CIP of 018413-098)

bb)  Transluminal Solidification of Embolyx
     for Aneurysm Embolization                             File No. 18413-138

Gerald Swiss
Burns, Doane, Swecker & Mathis
(Continued)




7.  TRADEMARKS PENDING:


a)   EMBOLYX                                   File No. 18413-064

b)   LES                                       File No. 18413-065

c)   FLOW RIDER                                File No. 18413-076





8.  TRADEMARKS IN PROCESS:

a)   Even Flow                                 File No. 18413-095/INACTIVE

b)   Castaneda Over-the-Wire                   File No. 18413-125

c)   Focused Infusion Catheters                File No. 18413-126

d)   Silver Streak                             File No. 18413-139

e)   Equinox                                   File No. 18413-

Gerald Swiss
Burns, Doane, Swecker & Mathis



1.  Non-Vascular


Patents Pending:


a)  Methods for Treating Urinary Incontinence     File No. 18413-006;
18413-047/DIV.;
                                                  18413-081PCT

b)  Methods for Sterilizing Male Mammals          File No. 18413-007;
18413-034PCT;
                                                  18413-029/CIP

c)  Methods for Sterilizing Female Mammals        File No. 18413-014;
18413-036PCT;
                                                  18413-027CIP

d)  Method for Treating Urinary Reflux            File No. 18413-026;
18413-082PCT

e)  Gynecologic Embolotherapy Methods             File No. 032016-005



MICRO THERAPEUTICS, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AGREEMENT

     In consideration and as a condition of my employment, or continued employment, by MICRO THERAPEUTICS, INC. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company), and the compensation paid therefore:

1.   CONFIDENTIALITY

     I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.   CONFLICTING EMPLOYMENT/RETURN OF CONFIDENTIAL MATERIAL
     I agree that during my employment with the Company, I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit A.

3.   NON SOLICITATION

     I agree that during my employment and for the two year period following my employment I will not solicit or induce any employee or consultant of the Company to quit their employment, cease doing business with the Company or accept employment with any entity that I am then involved with, unless I am specifically authorized to do so by the Company. In addition, during my employment and for the two year period following my employment I will not solicit or induce any customer of the Company to cease doing business with the Company.

4.   ASSIGNMENT OF INVENTIONS

     I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries. I agree that all such inventions are the sole property of the Company provided, however, that this Agreement does not require assignment of an invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereafter referred to as "Section 2870"). A copy of
Section 2870 is attached as Exhibit B.

5.   DISCLOSURE OF INVENTIONS AND PATENTS

     I agree that in connection with any "invention" as defined in Paragraph 3 above:

a)I will disclose such invention promptly in writing to my immediate superior at the Company, with a copy to the president, regardless of whether I believe the invention is protected by Section 2870, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

b)I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

c)Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in such patents and copyrights.

6.   EXECUTION OF DOCUMENTS

     In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

7.   MAINTENANCE OF RECORDS

     I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

8.   PRIOR INVENTIONS

     It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit C attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas.

9.   OTHER OBLIGATIONS

     I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the

Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

10.  TRADE SECRETS OF OTHERS

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

11.  MODIFICATIONS

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

12.  ENTIRE AGREEMENT

     I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

13.  SEVERABILITY

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.
14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

15.  GOVERNING LAW

     This Agreement shall be governed by the laws of the location of the Company's corporate headquarters, which is presently located in the State of California; provided, however, that in the event this provision is deemed to be unenforceable by a local judicial authority or governmental agency, then the laws of the location of my employment shall apply.

16.  COUNTERPARTS

     This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

     EMPLOYEE


     ____________________________________
     (EMPLOYEE'S SIGNATURE)


     ____________________________________
     (PRINT NAME)


     Date:________________________________



     MICRO THERAPEUTICS, INC.


     By:__________________________________
     George Wallace, President


     Date:________________________________
EXHIBIT A

TERMINATION CERTIFICATE


     This is to certify that I do not have in my possession, nor have I failed to return, any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals or copies of them, or other documents or materials, equipment, or other property belonging to the Company, its successors and assigns (hereafter referred to as the "Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.


     _____________________________________
     Employee's Signature


     _____________________________________
     Print Name


     _____________________________________
     Date
EXHIBIT B

SECTION 2870
CALIFORNIA LABOR CODE


     Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used, and which was developed entirely on the employee's own time, and:

     a) which does not relate to the business of the employer or to the employer's actual or demonstrably anticipated research or development, or

     b) which does not result from any work performed by the employee for the employer.

     Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.
EXHIBIT C

LIST OF PRIOR INVENTIONS

     Identifying Number or
     Title  Date   Brief Description
     -----  ----   -----------------




